Exhibit 99.1

                              SEPARATION AGREEMENT
                                   AND RELEASE

     This  will  acknowledge  the  termination  of  the  employment  of James M.
Valentine (hereinafter referred to as "You," "Your" or "Employee") with Clean Diesel Technologies, Inc. (hereinafter referred to as "Employer") effective January 19, 2006 and will set forth the terms and conditions of your termination. You agree to furnish the Employer with a letter of resignation of even date herewith in the form attached to this Agreement as Exhibit A. Notwithstanding the letter of resignation, this termination is pursuant to the Company termination provisions of paragraph 5 c of your August 1, 1996 employment agreement (the "Employment Agreement"). This Agreement is intended by the parties to avoid the difficulties and vexation of litigation. This Agreement is not intended to rescind or diminish your rights under your Employment Agreement, the terms and conditions of any of your vested option agreements or the March 15, 1997 CDT-4 Agreement, provided that Employer disclaims any financial obligations under the CDT-4 Agreement, including with respect to the patent estate related thereto, absent Employer's further written consent, provided further that Employer agrees to assign said patent to you upon request for a payment of $100.

          1. Employer agrees to provide you with up to 52 weeks of salary continuation paid bi-weekly (less applicable deductions and withholding taxes) and benefits, based on your salary in effect as of the date of your termination, pursuant to and subject to the terms of paragraph 5 c of your Employment Agreement with the Employer, such salary continuation to commence on the date of your termination. You will make yourself available to Employer's representatives for phone discussions on a mutually agreeable basis for not more than a total of twelve (12) hours in the first thirty (30) days of your salary continuation period for advice and information relating to your activities during your employment. Your occasional unavailability, or inability to answer questions, shall not impact your rights under this Agreement. Your vested options are set out on Schedule A. Your vested options shall remain vested and exercisable after your termination for the lesser of five (5) years or the remaining life of the option. The details of your compensation and benefits are: annual salary $ 324,450 - and benefits include medical and dental for employee and family with $20.00 - contribution semi-monthly, life and disability insurance for employee. In addition, as consideration for this Agreement you shall be given a non-qualified stock option agreement evidencing your 40,000 December 20, 2005 option grant of which the parties agree that you shall only be fully vested in and entitled to acquire 13,333 shares of Employer's common stock at the exercise price of $1.02 per share expiring at the close of business on December 19, 2010 and that 26,667 shares of such option shall lapse upon your resignation and may not be exercised. Your COBRA rights shall continue for eighteen (18) months after the termination of your salary continuation. Your 401(k) Plan participation and match shall terminate upon your resignation but Employer shall assist you in rolling over your 401(k) account to another plan or account. Your automobile allowance terminated effective December 31, 2005 as with all other employees. Employer shall assist you as best it can in transferring your Employer cell number and account to your own account. You will submit your final expense account for approval as soon as possible and Employer shall reimburse you in due course. You will furnish us with the completed January 3, 2006 update to the November 14, 2005 revenue assumptions and projections as promptly as possible.

          2. You affirm that your leaving Employer is not prompted or occasioned by any act or attitude of discrimination by Employer, its past and present and future parent corporations, and its past and present and future divisions, subdivisions, affiliates and related companies and their successors and assigns and all past and present and future directors, officers, employees and agents, personally, and as directors, officers, employees and agents of these entities. You covenant not to make any claims of any kind against Employer (other than for enforcement of this Agreement), its past and present and future parent corporations and its past and present and future divisions, subdivisions, affiliates and related companies and their successors and assigns and/or any past and present and future directors, officers, employees or agents, personally, and as directors, officers, employees and agents, before any agency, court or other forum and release Employer, its past and present and future parent corporations, and its past and present and future divisions, subdivisions, affiliates, and related companies and their successors and assigns and all past and present and future directors, officers, employees and agents, personally, and as directors, officers, employees and agents, personally, and as directors, officers, employees and agents from any and all liability from any claims under common law or under federal or state constitutions, statutes, laws or regulations, or municipal ordinances or regulations including but not limited to, the Connecticut Fair Employment Practice Act, C.G.S. Sec.46a-51 et seq., Title VII of the Civil Rights Act of 1964, as
                         --  ---
     amended,  42  U.S.C. Sec.2000e et seq., Sections 1981 through 1988 of Title
                                    -- ---
     42 of the United States Code, the Equal Pay Act of 1963, 29 U.S.C. Sec.206(d), the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sec.621 et seq., the Americans with Disabilities Act, as amended,
                       -- ---
     42 U.S.C. Sec.12101 et seq., the
                         -- ---

     Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sec.1001 et seq., for any reason whatsoever, arising out of you employment
               -- ---
     and separation therefrom by Employer, up to and including the date of this Release and Agreement. Employer hereby releases you of and from any liability for your acts and omissions during your employment with Employer, covenants not to bring any claims against you for such liability and will indemnify you as a former officer and director of the Company from the costs and expenses involved in any action brought by third parties against you relating to your employment with Employer, consistent, however, with the Employer's authority to do so under Delaware law and the Certificate of Incorporation of the Company.

          3. You further agree that you shall abide by the provisions of your Employment Agreement regarding intellectual property and proprietary and confidential information of Employer. You agree that paragraphs 6, 7 and 8 of your employment agreement shall continue according to their terms following the termination of your employment.

          4. You also represent that you were given a copy of this Release at your termination meeting on January 19, 2006 and that you shall have a period of up to 21 days thereafter in which to consider the terms of this Release. Employee also represents that if he/she elects to accept this Release, he/she understands that he/she will have seven (7) days following its execution to revoke this Release by written notification. This Separation Agreement and Release will not become effective or enforceable until the expiration of the seven (7) day revocation period.

          5. You recognize and agree that this Agreement is not intended to imply any wrongdoing on the part of you or on the part of Employer with respect to your employment or its termination and shall not constitute evidence of the same.

          6. All parties to this Agreement will maintain as confidential all terms and conditions of this Agreement.

          7. The provisions of this Agreement shall be deemed severable, and in the event of a finding of invalidity or unenforceability of any one or more of its provisions shall not affect the validity and enforceability of the other provisions.

          8. The terms of this Agreement cannot be changed or modified in any respect except in writing signed by both parties hereto.

          9. You and Employer mutually agree that this Release represents the full and entire agreement between the parties and supersedes any and all prior agreements (with the exception of your August 1, 1996 employment agreement) or discussions between the parties with respect to the termination of your employment with Employer.

          10. You and Employer mutually agree not to disparage each other in any way. You agree to refer customers and other third parties communicating with you on matters relating to Employer's business occurring during your employment to Walter Copan.

          11. You agree to resign from the Employer's Board of Directors effective upon the end of the seven day revocation period (which will be the effective date of your resignation).

          12. You agree, pursuant to paragraph 7 of your employment agreement, to promptly return all proprietary information in your possession to the Employer.

          13. You agree to promptly return all Company property in your possession to the employer. You may, however, retain the Company computer in your possession. You acknowledge that you have read the aforementioned carefully and fully understand its terms. You have had an opportunity to consult with counsel and you are executing this Release voluntarily and knowingly. I understand and hereby agree to the terms of this Separation Agreement and Release.


/s/  James  M. Valentine                            Date:     January 19, 2006
Employee


/s/  Bernhard  Steiner                              Date:     January 19, 2006
Employer

                                 ACKNOWLEDGMENT
                                 --------------

     I hereby acknowledge that I have been given the opportunity for seven days to revoke the Release relating to my termination of employment that I had signed and returned to Employer and have decided not to revoke that Release.



/s/  James M. Valentine                             Date:     January 26, 2006
Employee

                                    EXHIBIT A


                                                       January 19, 2006



To:   Derek R. Gray
      Chairman of the Board
      Clean Diesel Technologies, Inc.

cc:   Bernhard Steiner
      CEO
      Clean Diesel Technologies, Inc.

From: James M. Valentine


     In accordance with the terms of my Separation Agreement and Release, I hereby resign as an employee, officer and director of Clean Diesel Technologies, Inc. with immediate effect.



                                                  Sincerely,



                                                  /s/ James M. Valentine
                                                  James M. Valentine


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
                                    SCHEDULE A


CLEAN DIESEL
TECHNOLOGIES, INC.                                     Schedule A
COMMON STOCK
OPTIONS                            Jim Valentine



                                         2005                     OUTSTANDING
                      EXERCISE         ACTIVITY                    @ 12/31/05
                                       ------------------------------------------
              GRANT                                                         NON-
            ---------                                                      ------
NAME          DATE     PRICE  GRANTED  VESTED  LAPSED  EXERCISED  VESTED   VESTED
----------  ---------  -----  -------  ------  ------  ---------  -------  ------
              17-Mar-
Valentine        94    0.200   25,000                                   0       0
Valentine   28-Oct-94  2.000   25,000                                   0       0
Valentine     26-Dec-
                 95    6.820   10,000          10,000                   0       0

Valentine    6-Feb-97  4.625   10,000                              10,000       0
Valentine
             6-Feb-97  4.625   25,000                              25,000       0
Valentine    5-Jun-98  2.000    7,500                               7,500       0
Valentine   14-Jun-99  0.900   60,000                      2,000   29,885       0
             10-Feb-
Valentine       00     2.500   75,000                              75,000       0
              14-Mar-
Valentine       01     1.965   60,000                              60,000       0
              13-Mar-
Valentine       02     2.900  100,000                             100,000       0
Valentine   11-Jun-03  1.650   80,000  26,667                      80,000       0
Valentine    2-Dec-03  3.070   40,000  13,334                      40,000       0
Valentine    9-Dec-04  1.940   30,000  20,000                      30,000       0
              20-Dec-
Valentine       05      1.02   40,000  13,333                      13,333  26,667

                                                                  -------  ------
                              587,500                             470,719  26,666